UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 16, 2008

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement  communications  pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement  communications  pursuant to Rule  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Robert Pedraza.  On June 16, 2008, Altair Nanotechnologies Inc., the "Company") entered into an employment agreement with Robert Pedraza, who was recently promoted to Vice President of Corporate Strategy of the Company.

Under the employment agreement, Mr. Pedraza is entitled to an annual base salary of not less than $190,000, an annual bonus target opportunity equal to 60% of his base salary upon achievement of certain performance measures, and standard health and other benefits.  The employment agreement also includes an agreement by the Company to add to his stock options and other equity awards a provision under which vesting of the awards accelerates in connection with a change of control.  The employment agreement includes terms related to protection of confidential information and 12-month non-competition and non-solicitation covenants, and Mr. Pedraza is required to sign the Company’s standard agreement related to assignment of inventions.

The employment agreement is for a fixed term of two years, provided that it automatically renews for an additional two-year term if the Company does not provide written notice of its intent not to renew the employment agreement at least 90-days prior to the end of the initial term or any subsequent term.  If Mr. Pedraza’s employment is terminated during the term by Mr. Pedraza for good reason, which includes, among other things, (a) the Company requiring Mr. Pedraza to relocate his place of employment without Mr. Pedraza’s consent, or (b) a material adverse change in Mr. Pedraza’s title, position, and/or duties 90 days before or within one year after a change of control, Mr. Pedraza is entitled to a severance benefit equal to his base salary and health benefits for one year.  The one-year of base salary and health benefits will be extended to 16 months if Mr. Pedraza consents to a relocation of his employment, but subsequently terminates his employment with the Company for good reason on or before the two-year anniversary of such relocation.

If Mr. Pedraza’s employment is terminated by the Company without cause during the term, Mr. Pedraza is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months and a lump sum bonus payment equal to 60% of his base salary paid for the year in which his termination occurred (pro rated based upon the percentage of the year elapsed prior to termination).  The one-year base salary severance benefit will be extended to 16 months if Mr. Pedraza consents to a relocation of his employment, but his employment is subsequently terminated by the Company without cause on or before the two-year anniversary of such relocation.

Mr. Pedraza is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Mr. Pedraza without good reason.

The description of the employment agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement.  The summary set forth above is qualified by the terms and conditions of the agreement attached as Exhibit 10.1 to this Current Report.

Indemnification Agreements.  On June 17, 2008, the Company executed Indemnification Agreements with each of the directors of the Company, specifically Jon Bengtson, George Hartman, Pierre Lortie, Michel Bazinet, Robert Hemphill and Robert von Schoonenberg.  The indemnification agreements largely track the Company’s indemnification obligations under the Company’s bylaws and governing corporate law, but add a requirements that the Company advance expenses to the directors if permitted to do so under governing law, compensate the directors for serving as a witness in any proceeding related to the Company to which the director is not a party, require that the Company maintain directors and officers liability insurance and provide for contribution (based upon relative fault and benefit) in the event indemnification is not permitted.

In general, under the indemnification agreements, the Company is required to indemnify each director against all expenses, fines, penalties and other amount incurred in connection with any action or proceedings, or any threat of the same, arising from the director’s having been a director of the Company or one of its affiliates, provided that the director (a) acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director had reasonable grounds for believing his conduct was lawful.  Subject to limitations imposed by governing law, the Company is required to pay, or reimburse the director for, expenses as incurred in connection with any indemnifiable claim and to initiate a legal action to ascertain whether indemnification and/or advancement of expenses is permitted if required by law or if there is a question as to whether an indemnification claim is within the scope of the agreement.

The description of the indemnification agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement.  The summary set forth above is qualified by the terms and conditions of the form of agreement attached as Exhibit 10.2 to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2008, the Company appointed Terry Copeland, current President of the Company, to the additional position of Chief Executive Officer of the Company.   Dr. Copeland, age 56, has been President of the Company since February 27, 2008 and was the Company’s Vice President of Operations for the Power and Energy Group from November 2007 through February 2008.

Prior to joining the Company, Dr. Copeland worked as a general manufacturing and technical consultant from 2004 through the end of 2007.  From 2000 through 2003, Dr. Copeland was the Vice President of Product Development at Millennium Cell, Inc., a development stage company working with alternative fuels.  From 1992 through 2000, Dr. Copeland worked for Duracell, a leading consumer battery company, where he held positions as Director of Product Development (1998-2000), Plant Manager (1995-1998) and Director of Engineering (1992-1995). Dr. Copeland also worked for E.I.Dupont De Nemours & Co., Inc. from 1978 to 1992, where his positions included Research Engineer, Technical Manager and Manufacturing Manager.  Dr. Copeland earned a BChE in Chemical Engineering from the University of Delaware and a Ph.D. in Chemical Engineering from Massachusetts Institute of Technology.

Dr. Copeland’s employment agreement with the Company is summarized in, and attached as an Exhibit to, the Current Report on Form 8-K filed by the Company with the SEC on November 16, 2007.   In light of the promotion of Dr. Copeland to Chief Executive Officer, the Company expects to negotiate a new employment agreement with Dr. Copeland in the near future.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1 Employment Agreement with Robert Pedraza

10.2  Form of Indemnification Agreement for the Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2008	Altair Nanotechnologies Inc. By /s/ John Fallini John Fallini Chief Financial Officer